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                                   Exhibit 12

                        Paragon Corporate Holdings, Inc.

               Computation of Ratio of Earnings to Fixed Charges

                       (In thousands, except for ratios)







                                                                                                             Period from
                                                                                          Six Months      January 17, 1997
                                                  Three Months Ended                        Ended             through
                                                     June 30, 1998      June 30, 1997    June 30, 1998     June 30, 1997
                                                     -------------      -------------    -------------     -------------
Computation of Earnings:
Income (loss) before foreign
   income taxes and extraordinary item                    (199)             2,937                86             5,781

Amortization of deferred financing costs                   120                 27               131                53
Interest expense                                         3,097                650             4,714               984
Portion of rent expense representative
   of an interest factor                                   301                214               568               476
                                                        ------             ------            ------            ------

Earnings                                                 3,319              3,828             5,499             7,294
                                                        ======             ======            ======            ======


Computation of Fixed Charges:
Amortization of deferred financing costs                   120                 27               131                53
Interest expense                                         3,097                650             4,714               984
Portion of rent expense representative
   of an interest factor                                   301                214               568               476
                                                        ------             ------            ------            ------

Fixed Charges                                            3,518                891             5,413             1,513
                                                        ======             ======            ======            ======

Ratio of Earnings to Fixed Charges                        0.94               4.30              1.02              4.82
                                                        ======             ======            ======            ======


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